EXHIBIT 1

                                  Summary:          Adage, Inc. (NASDAQ)
                                                    Sales increase 5.6% in first
                                                    quarter.  Earnings improve.

                          [LETTERHEAD OF ADAGE, INC.]

                                  Company Contact:

                                                    Donald F.U. Goebert
                                                    Chairman & President
                                                    Adage, Inc.
                                                    (610)  430-3900

FOR IMMEDIATE RELEASE:

         WEST CHESTER, PENNSYLVANIA, May 14, 1996..... ADAGE, INC.
(NASDAQ:ADGE), Donald Goebert, President of Adage, Inc., announced today that sales for the first quarter of 1996 were $21,400,000 compared with $20,300,000 for the first quarter of 1995. Earnings from continuing operations were $202,000 or $0.04 per share compared with a loss of $254,000 or ($0.05) per share in 1995.

         RELM Communications, Inc. had record sales for the first quarter which improved operating efficiencies and lowered manufacturing costs. RELM Communications has been building a significant backlog of orders to be delivered through the first quarter of 1997.

         Fort Orange Paper Co. was able to significantly improve operating margins as the cost of recycled fiber has steadily decreased from its peak in the third quarter of 1995.

         Sales and earnings are expected to improve in 1996.

         Adage, Inc. is a producer of wireless communications equipment, electronic products and recycled paperboard.

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